UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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ORIC Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

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ORIC PHARMACEUTICALS, INC.

Dear Stockholder:

I am pleased to invite you to attend the 2021 Annual Meeting of Stockholders (the Annual Meeting) of ORIC Pharmaceuticals, Inc. (ORIC or the Company) on Wednesday, June 16, 2021 at 8:00 a.m. Pacific Time. Due to public health concerns and restrictions associated with the COVID-19 pandemic, the Annual Meeting will be held in a virtual format. We believe this format supports the health and well-being of our stockholders and affords the same rights and opportunities to participate in the Annual Meeting to all stockholders irrespective of location. You will be able to attend the Annual Meeting virtually by visiting www.proxydocs.com/ORIC, where you will be able to listen to the meeting live, submit questions and vote online by entering the control number located on your notice of internet availability (the Notice) or proxy card.

The attached Notice of Annual Meeting of Stockholders and proxy statement contain details of the business to be conducted at the Annual Meeting. Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Therefore, we urge you to promptly vote and submit your proxy via the Internet, by phone, or by signing, dating and returning the enclosed proxy card in the enclosed envelope, as applicable. If you decide to attend the Annual Meeting virtually, you will be able to change your vote or revoke your proxy, even if you have previously submitted your proxy.

On behalf of ORIC, I would like to thank you for your continued support.

Sincerely,

Jacob M. Chacko, M.D.
President and Chief Executive Officer

ORIC PHARMACEUTICALS, INC.

240 E. Grand Ave, 2nd Floor

South San Francisco, California 94080

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	June 16, 2021 at 8:00 a.m. Pacific Time

Place	The Annual Meeting will be a completely virtual meeting of stockholders, to be conducted via live webcast. You will be able to attend the Annual Meeting virtually, examine a list of our stockholders entitled to vote at the Annual Meeting, submit questions and vote online during the Annual Meeting at www.proxydocs.com/ORIC.

Items of Business	The items of business at the Annual Meeting are:

•

To elect the two Class I directors named in the accompanying proxy statement to serve until the 2024 annual meeting of stockholders or until their successors are duly elected and qualified or until their earlier death, resignation or removal.

•	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year ending December 31, 2021.

•	To transact other business that may properly come before the Annual Meeting.

Record Date	April 19, 2021 (the Record Date). Only stockholders of record at the close of business on the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting.

Proxy Voting	Please vote your shares at your earliest convenience. This will ensure the presence of a quorum at the Annual Meeting. Promptly voting your shares via the Internet, by telephone or by mail, as applicable. If you receive materials by mail, we have enclosed an addressed envelope, postage prepaid if mailed in the United States. Submitting your proxy now will not prevent you from voting your shares electronically at the Annual Meeting, as your proxy is revocable at your option.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on June 16, 2021. Our proxy statement and Annual Report to Stockholders are being made available on or about April 26, 2021 at www.proxydocs.com/ORIC. We are providing access to our proxy materials over the Internet under the “notice and access” rules adopted by the Securities and Exchange Commission.

By order of the Board of Directors,

Jacob M. Chacko, M.D.
President and Chief Executive Officer

April 26, 2021

The date of this proxy statement is April 26, 2021 and it is being made available to stockholders on or about April 26, 2021.

ORIC PHARMACEUTICALS, INC.

PROXY STATEMENT

FOR 2021 VIRTUAL ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 8:00 a.m. Pacific Time on June 16, 2021

This proxy statement is being furnished in connection with the solicitation of proxies by our board of directors for use at our 2021 Annual Meeting of Stockholders (and any postponements, adjournments or delays thereof, the Annual Meeting). You will be able to attend the Annual Meeting virtually by visiting www.proxydocs.com/ORIC, where you will be able to listen to the Annual Meeting live, submit questions and vote online by entering the control number on your Notice or proxy card.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

The information provided in the “question and answer” format below addresses certain frequently asked questions but is not intended to be a summary of all matters contained in this proxy statement. Please read the entire proxy statement carefully before voting your shares.

Why am I receiving these materials?

The board of directors is providing these proxy materials to you in connection with its solicitation of proxies for use at the Annual Meeting, which will take place on June 16, 2021. Stockholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement. The proxy materials are being made available on or about April 26, 2021 in connection with the solicitation of proxies on behalf of the board of directors.

What proposals will be voted on at the Annual Meeting?

There are two proposals scheduled to be voted on at the Annual Meeting:

•

the election of the two Class I directors named in this proxy statement to serve until the 2024 annual meeting of stockholders or until their successors are duly elected and qualified or until their earlier death, resignation or removal; and

•	the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021.

At the time this proxy statement was made available, our management and board of directors were not aware of any other matters to be presented at the Annual Meeting other than those set forth in this proxy statement and in the notice accompanying this proxy statement.

How does our board of directors recommend that I vote?

The board of directors recommends that you vote:

•

FOR the two Class I directors named in this proxy statement to serve until the 2024 annual meeting of stockholders or until their successors are duly elected and qualified or until their earlier death, resignation or removal; and

•	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021.

Who is entitled to vote at the Annual Meeting?

Holders of our common stock at the close of business on April 19, 2021, the record date for the Annual Meeting (the Record Date), are entitled to notice of and to vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of our common stock held as of the Record Date. As of the Record Date, there were 36,695,814 shares of common stock outstanding and entitled to vote. Stockholders are not permitted to cumulate votes with respect to the election of directors. The shares you are entitled to vote include shares that are (1) held of record directly in your name, and (2) held for you as the beneficial owner through a stockbroker, bank or other nominee.

What do I need to do to attend the Annual Meeting virtually?

You will be able to attend the Annual Meeting virtually, submit your questions during the meeting and vote your shares electronically at the meeting by visiting www.proxydocs.com/ORIC. To participate in the Annual Meeting, you will need the control number from your Notice or proxy card. The Annual Meeting webcast will begin promptly at 8:00 a.m. Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 7:45 a.m. Pacific Time, and you should allow ample time for the check-in procedures.

If you encounter any difficulties accessing the Annual Meeting during check-in, please call the technical support number that will be posted on the virtual meeting website.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholder of Record: Shares Registered in Your Name. If, at the close of business on the Record Date, your shares were registered directly in your name with Computershare Trust Company, N.A., our transfer agent, then you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to grant your voting proxy directly to the proxy holders designated by our board of directors or to vote in person (including virtually) at the Annual Meeting.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If, at the close of business on the Record Date, your shares were held not in your name but rather in a stock brokerage account or by a bank or other nominee on your behalf, then you are considered the beneficial owner of shares held in “street name.” As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares by following the voting instructions your broker, bank or other nominee provides. If you do not provide your broker, bank or other nominee with instructions on how to vote your shares, your broker, bank or other nominee may, in its discretion, vote your shares with respect to routine matters but may not vote your shares with respect to any non-routine matters. Please see “What if I do not specify how my shares are to be voted?” for additional information.

Do I have to do anything in advance if I plan to virtually attend the Annual Meeting?

Stockholder of Record: Shares Registered in Your Name. If you were a stockholder of record at the close of business on the Record Date, you do not need to do anything in advance to virtually attend and/or vote your shares electronically at the Annual Meeting.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you were a beneficial owner at the close of business on the Record Date, you may not vote your shares electronically at the Annual Meeting unless you obtain a “legal proxy” from your broker, bank or other nominee who is the stockholder of record with respect to your shares. Please follow the instructions for obtaining a legal proxy provided to you by your broker, bank or other nominee.

How do I vote and what are the voting deadlines?

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you can vote in one of the following ways:

•

You may vote via the Internet. To vote via the Internet, go to www.proxypush.com/ORIC to complete an electronic proxy card. You will be asked to provide the control number from the Notice or proxy card you receive. If you vote via the Internet, you do not need to return a proxy card by mail.

•

You may vote by telephone. To vote by telephone, dial toll-free 866-895-6921 and follow the recorded instructions. You will be asked to provide the control number from the Notice or proxy card you receive. If you vote by telephone, you do not need to return a proxy card by mail.

•

You may vote by mail. If you receive proxy materials by mail and would like to vote by mail, you need to date and sign the proxy card that accompanies this proxy statement and promptly mail it to the tabulation agent in the enclosed postage-paid envelope so that it is received no later than June 15, 2021. You do not need to put a stamp on the enclosed envelope if you mail it from within the United States. The persons named in the proxy card will vote the shares you own in accordance with your instructions on the proxy card you mail. If you return the proxy card, but do not give any instructions on a particular matter to be voted on at the Annual Meeting, the persons named in the proxy card will vote the shares you own in accordance with the recommendations of the board of directors. The board of directors recommends that you vote FOR the election of each of the two Class I directors nominated by our board of directors and named in this proxy statement and FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021.

•

You may vote electronically while attending the Annual Meeting virtually. If you plan to attend the Annual Meeting by visiting www.proxydocs.com/ORIC, you may vote electronically during the Annual Meeting. Please have your Notice or proxy card in hand when you visit the website.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are the beneficial owner of shares held of record by a broker, bank or other nominee, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee how to vote your shares. The availability of Internet and telephone voting options will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a beneficial owner, you may not vote your shares electronically at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

Can I change my vote or revoke my proxy?

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you may revoke your proxy or change your proxy instructions at any time before your proxy is voted at the Annual Meeting by:

•	entering a new vote by Internet or telephone;

•	signing and returning a new proxy card with a later date;

•	delivering a written revocation to our Secretary at ORIC Pharmaceuticals, Inc., 240 E. Grand Ave, 2nd Floor, South San Francisco, California 94080, by 11:59 p.m. Eastern Time on June 15, 2021; or

•	attending the Annual Meeting virtually and voting electronically during the Annual Meeting.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are the beneficial owner of your shares, you must contact the broker, bank or other nominee holding your shares and follow their instructions to change your vote or revoke your proxy.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our board of directors. The persons named in the proxy have been designated as proxy holders by our board of directors. When a proxy is properly dated, executed and returned, the shares represented by the proxy will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is postponed or adjourned, the proxy holders can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.

Why did I receive a Notice instead of a full set of proxy materials?

In accordance with the rules of the Securities and Exchange Commission (“SEC”) and to help reduce the environmental impact of the Annual Meeting, we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. The Notice is first being mailed on or about April 26, 2021 to all stockholders entitled to vote at the Annual Meeting.

Stockholders may request to receive all future proxy materials in printed form by mail or electronically by email by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact and the costs of our annual meetings of stockholders.

What if I do not specify how my shares are to be voted?

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record and you submit a proxy but you do not provide voting instructions, your shares will be voted:

•

“FOR” the election of the two Class I directors named in this proxy statement to serve until the 2024 annual meeting of stockholders or until their successors are duly elected and qualified or until their earlier death, resignation or removal (Proposal No. 1);

•	“FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021 (Proposal No. 2); and

•	In the discretion of the named proxy holders regarding any other matters properly presented for a vote at the Annual Meeting or any adjournments or postponements thereof.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are a beneficial owner and you do not provide your broker, bank or other nominee that holds your shares with voting instructions, then your broker, bank or other nominee will determine if it has discretion to vote on each matter. Brokers do not have discretion to vote on non-routine matters. Proposal No. 1 is a non-routine matter and Proposal No. 2 is a routine matter. As a result, if you do not provide voting instructions to your broker, bank or other nominee, then your broker, bank or other nominee may not vote your shares with respect to Proposal No. 1, but may, in its discretion, vote your shares with respect to Proposal No. 2. For additional information regarding broker non-votes, see “What are the effects of abstentions and broker non-votes?” below.

What are the effects of abstentions and broker non-votes?

An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder indicates on its proxy that it wishes to abstain from voting its shares on a proposal, or if a broker, bank or other nominee holding its customers’ shares of record causes abstentions to be recorded for shares on a proposal, these shares will be considered present and entitled to vote at the Annual Meeting. As a result, abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against a proposal in cases where approval of the proposal requires the affirmative vote of a majority of the shares present (including virtually) and entitled to vote at the Annual Meeting (e.g., Proposal No. 2). However, because the outcome of Proposal No. 1 (election of directors) will be determined by a plurality vote, abstentions will have no impact on the outcome of such proposal as long as a quorum exists.

A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to such proposal and has not received voting instructions from the beneficial owner of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting but will not be counted for purposes of determining the number of votes cast. Therefore, a broker non-vote will make a quorum more readily attainable but will not otherwise affect the outcome of the vote on any proposal.

What is a quorum?

A quorum is the minimum number of shares required to be present (including virtually) at the Annual Meeting for the meeting to be properly held under our bylaws and Delaware law. A majority of the shares of common stock outstanding and entitled to vote, in person (including virtually) or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. As noted above, as of the Record Date, there were a total of 36,695,814 shares of common stock outstanding, which means that 18,347,908 shares of common stock must be represented in person (including virtually) or by proxy at the Annual Meeting to have a quorum. If there is no quorum, a majority of the shares present at the Annual Meeting or the chairperson of the Annual Meeting may adjourn the meeting to a later date.

How many votes are needed for approval of each proposal?

•

Proposal No. 1: The election of two Class I directors requires a plurality vote of the shares of our common stock present in person (including virtually) or by proxy at the Annual Meeting and entitled to vote thereon to be approved. This means that the two nominees who receive the most FOR votes will be elected. You may vote FOR or WITHHOLD for each of the nominees. Any shares not voted FOR a particular nominee (whether as a result of voting withheld or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election.

•

Proposal No. 2: The ratification of the appointment of KPMG LLP requires an affirmative vote of a majority of the shares of our common stock present in person (including virtually) or by proxy at the Annual Meeting and entitled to vote thereon to be approved. You may vote FOR, AGAINST or ABSTAIN. If you ABSTAIN from voting on Proposal No. 2, the abstention will have the same effect as a vote AGAINST the proposal.

How are proxies solicited for the Annual Meeting and who is paying for such solicitation?

Our board of directors is soliciting proxies for use at the Annual Meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communication, or other means by our directors, officers, employees or agents. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation.

If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur.

What does it mean if I received more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice to ensure that all of your shares are voted.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within ORIC or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure approved by the SEC called “householding” for stockholders who receive proxy materials by mail under which we can deliver a single copy of the proxy materials and annual report to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces our printing and mailing costs. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will promptly deliver a separate copy of the proxy materials and annual report to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s proxy materials and annual report, you may contact us as follows:

ORIC Pharmaceuticals, Inc.

Attention: Secretary

240 E. Grand Ave, 2nd Floor

South San Francisco, California 94080

(650) 388-5600

Stockholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer or other nominee to request information about householding.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results may be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us at that time, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amendment to the Form 8-K to publish the final results.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

Stockholder Proposals

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2022 annual meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices not later than December 23, 2021. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:

ORIC Pharmaceuticals, Inc.

Attention: Secretary

240 E. Grand Ave, 2nd Floor

South San Francisco, California 94080

Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is (i) specified in our proxy materials with respect to such meeting, (ii) otherwise properly brought before the annual meeting by or at the direction of the Board, (iii) provided in the certificate of designation for any class or series of preferred stock, or (iv) properly brought before the annual meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our Secretary, which notice must contain the information specified in our bylaws. To be timely for our 2022 annual meeting of stockholders, our Secretary must receive the written notice at our principal executive offices:

•	not earlier than February 16, 2022 at 8:00 a.m., Pacific Time; and

•	not later than March 18, 2022 at 5:00 p.m., Pacific Time.

In the event that the date of the 2022 annual meeting of stockholders is changed by more than 25 days from the one-year anniversary of the date of the Annual Meeting, then notice by a stockholder of a stockholder proposal to be timely must be received by the Secretary of the Company not earlier than 8:00 a.m., Pacific Time, on the 120th day prior to such annual meeting of stockholders and not later than 5:00 p.m., Pacific Time, on the 10th day following the day on which Public Announcement (as defined below) of the date of such annual meeting is first made. That notice must state the information required by Section 2.4 of ORIC’s bylaws, and otherwise must comply with applicable federal and state law. “Public Announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Company with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act.

If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.

Recommendation and Nomination of Director Candidates

You may recommend director candidates for consideration by our nominating and corporate governance committee. Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors and should be directed to our Secretary at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see “Board of Directors and Corporate Governance—Stockholder Recommendations for Nominations to the Board of Directors.”

In addition, our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to our Secretary in accordance with our bylaws, which, in general, require that the notice be received by our Secretary within the time period described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.

Availability of Bylaws

A copy of our bylaws may be obtained by accessing our public filings on the SEC’s website at www.sec.gov. You may also contact our Secretary at our principal executive office for a copy of our bylaws containing the relevant provisions regarding the requirements for making stockholder proposals and nominating director candidates.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our business affairs are managed under the direction of our board of directors, which is currently comprised of seven (7) members. Our board of directors has affirmatively determined that six (6) of our seven (7) directors, are independent within the meaning of the independent director requirements of The Nasdaq Stock Market LLC (Nasdaq). Our board of directors is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring.

Upon the recommendation of our nominating and corporate governance committee, we are nominating Richard Heyman, Ph.D. and Lori Kunkel, M.D. for election as Class I directors at the Annual Meeting. If elected, Dr. Heyman and Dr. Kunkel will each hold office for a three-year term until the 2024 annual meeting of stockholders or until their successors are duly elected and qualified or until their earlier death, resignation or removal.

The following table sets forth the names, ages as of March 31, 2021 and certain other information for the directors with terms expiring at the Annual Meeting (who are also nominees for election as a director at the Annual Meeting), for each of the continuing directors and for our departing director:

Name	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Director Nominees
Richard Heyman, Ph.D.(2)(3)	I	63	Chairman of the Board	2015	2021	2024
Lori Kunkel, M.D.	I	63	Director	2020	2021	2024

Continuing Directors
Jacob M. Chacko, M.D.	III	42	President, Chief Executive Officer	2018	2023	—
Mardi C. Dier(1)(3)	III	57	Director	2020	2023	—
Carl L. Gordon, Ph.D., CFA(1)	II	56	Director	2015	2022	—
Peter Svennilson(1)(2)	II	59	Director	2014	2022	—

Departing Director
Richard Scheller, Ph.D.(2)(3)	I	67	Director	2015	2021	—

(1)	Member of our audit committee
(2)	Member of our compensation committee
(3)	Member of our nominating and corporate governance committee

Nominees for Director

Richard Heyman, Ph.D. has served as a member of our board of directors since March 2015 and as Chairman of our board of directors since May 2018. Dr. Heyman also served as our President and Chief Executive Officer from November 2015 to May 2016 and as our Acting President and Chief Executive Officer from November 2017 to May 2018. Since June 2015, he has served as the Executive Chairman and Co-Founder of Metacrine, Inc., a private biotechnology company. Since 2019, Dr. Heyman has also served as a venture partner for Arch Ventures, a venture capital firm. From August 2013 to April 2015, Dr. Heyman served as President and Chief Executive Officer of Seragon, which was acquired by Genentech in 2014. Prior to that, he served as Co-Founder, President and Chief Executive Officer of Aragon Pharmaceuticals, Inc., a biotechnology company that was acquired by Johnson & Johnson, a medical device, pharmaceutical and consumer packaged goods company, in 2013. Dr. Heyman currently serves on the board of directors of Gritstone Oncology, Inc., an oncology company. He is Vice Chair of the Board of Trustees at the Salk Institute, on the Board Foundation for the American Association for Cancer Research and on the executive committee at the University of California at San Diego Moores Cancer Center. Dr. Heyman received a Ph.D. in pharmacology from the University of Minnesota and a B.S. in chemistry from the University of Connecticut.

We believe that Dr. Heyman is qualified to serve on our board of directors because of his perspective having previously served as our President and Chief Executive Officer and more recently as our Acting President and Chief Executive Officer, his scientific background and his extensive career in the biotechnology industry.

Lori Kunkel, M.D. has served as a member of our board of directors since June 2020. Dr. Kunkel serves on the board of directors of biotechnology companies Curis, Inc., Maverick Therapeutics, Inc. and Nurix Therapeutics, Inc. Since June 2016, Dr. Kunkel has been a principal and owner of LAK505, LLC, a biotech consulting company. Dr. Kunkel previously served on the board of directors of biotechnology company Loxo Oncology, Inc. from October 2014 to February 2019 and biotechnology company Tocagen Inc. from September 2015 to June 2020 (and as acting Chief Medical Officer from November 2018 to April 2019), and several private companies. Dr. Kunkel received a B.A. from University of California, San Diego and an M.D. from University of Southern California. She is board certified in internal medicine and held board certifications in hematology and oncology.

We believe that Dr. Kunkel is qualified to serve on our board of directors due to her medical and scientific background and her experience in the biotechnology industry.

Continuing Directors

Jacob M. Chacko, M.D. has served as our Chief Executive Officer and as a member of our board of directors since May 2018 and as our President since May 2019. From May 2014 to February 2018, he served as Chief Financial Officer of Ignyta, Inc., a precision oncology company that was acquired in February 2018 by Roche Holding AG, a pharmaceuticals and diagnostics company. From August 2008 to May 2014, Dr. Chacko served as Vice President at TPG Capital, a private equity investment firm. Prior to that, Dr. Chacko was a consultant to healthcare clients at McKinsey & Company, a management consulting firm. He currently serves on the board of directors of 4D Molecular Therapeutics, Inc., a pharmaceutical company, and served on the board of directors of Turning Point Therapeutics, Inc., a pharmaceutical company, from November 2018 to March 2021. Dr. Chacko received an M.D. from UCLA, an M.B.A. from Harvard Business School, an M.Sc. from Oxford University and a B.A. in biology and B.S. in gerontology from the University of Southern California.

We believe that Dr. Chacko is qualified to serve on our board of directors because of the perspective and experience he provides as our President and Chief Executive Officer, as well as his broad experience within the biotechnology industry, particularly his financial, strategic and medical expertise.

Mardi C. Dier has served as a member of our board of directors since February 2020. Ms. Dier has served as Executive Vice President and Chief Financial Officer of Ultragenyx Pharmaceutical since October 2020. Ms. Dier has served as Executive Vice President and Chief Financial Officer of Portola Pharmaceuticals from November 2013 through the acquisition by Alexion Pharmaceuticals in July 2020, as its Chief Business Officer from October 2018 and as a Senior Vice President and Chief Financial Officer from August 2006 to November 2013. From 2003 to 2006, Ms. Dier served as Vice President of Investor Relations at Chiron Corporation, a biopharmaceutical company. From 1994 to 2001, Ms. Dier served as a Director, Investment Banking at Prudential Securities, Inc., a securities firm. Ms. Dier previously served as a supervising senior accountant at the audit department of KPMG Peat Marwick, an accounting firm, from 1986 to 1990. Ms. Dier has served since October 2017 as a Director, and member of the audit committee, of Adamas Pharmaceuticals, Inc., a biopharmaceutical company, and since August 2020 as a Director, and chair of the audit committee, of Prelude Therapeutics, Inc., a clinical-stage precision oncology company. Ms. Dier holds a B.S. in Biology from Stanford University and an M.B.A. from the Anderson Graduate School of Management at the University of California, Los Angeles.

We believe Ms. Dier is qualified to serve on our board of directors because of her experience in the biotechnology industry and her extensive experience in finance and accounting.

Carl L. Gordon, Ph.D., CFA has served as a member of our board of directors since November 2015. Dr. Gordon is a founding member, Managing Partner, and Co-Head of Global Private Equity at OrbiMed Advisors LLC, an investment firm. Dr. Gordon currently serves on the boards of directors of Adicet Bio, Inc., Keros Therapeutics, Inc., and Kinnate Biopharma, Inc., as well as several private companies. Dr. Gordon previously served on the boards of directors of several companies, including Alector Inc., Arsanis, Inc. (which merged with X4 Pharmaceuticals, Inc.), ARMO Biosciences, Inc., Intellia Therapeutics, Inc., Passage Bio Inc., Prevail Therapeutics Inc., Selecta Biosciences, Inc., SpringWorks Therapeutics, Inc., and Turning Point Therapeutics, Inc. Dr. Gordon received a B.A. in Chemistry from Harvard College, a Ph.D. in Molecular Biology from the Massachusetts Institute of Technology, and was a Fellow at The Rockefeller University.

We believe that Dr. Gordon is qualified to serve on our board of directors due to his scientific expertise, extensive business experience, and experience in venture capital and the life science industry.

Peter Svennilson has served as a member of our board of directors since August 2014. Mr. Svennilson also served as our President and Chief Executive Officer from June 2015 to November 2015. In February 2007, Mr. Svennilson founded The Column Group, a San Francisco-based biotechnology venture capital firm, and has grown the firm to include seven additional funds with a total of $2.2 billion in fund size. He currently serves as its managing partner. Mr. Svennilson currently serves on boards of directors of RAPT Therapeutics, Inc. and Revolution Medicines, Inc. In addition, Mr. Svennilson serves on the boards of directors of a number of private biotechnology companies, including Carmot Therapeutics, Circle Pharma and Ribon Therapeutics. Previously, he served as chairman of the board of Seragon from January 2013 until it was acquired by Genentech in August 2014. He was the chairman of the board of Aragon from May 2009 until it was acquired by Johnson & Johnson in August 2013. Mr. Svennilson was also a board member of Constellation Pharmaceuticals from June 2016 until June 2019, Gritstone Oncology from September 2015 until September 2019, Immune Design from March 2013 to August 2018, NGM Biopharmaceuticals from January 2008 to May 2020 and PTC Therapeutics from 2012 until 2014. Prior to founding The Column Group, he founded Three Crowns Capital, where he served as its managing partner from June 1996 to February 2007. Prior to founding Three Crowns Capital, from 1987 to 1993 he was the associate managing director in charge of European Investment Banking Origination at Nomura Securities in London. Mr. Svennilson is currently a trustee for the Institute for Advanced Study in Princeton, New Jersey. Mr. Svennilson received a B.S. and an M.B.A. from the Stockholm School of Economics and Finance.

We believe Mr. Svennilson is qualified to serve on our board of directors because of his experience working in the venture capital industry, leadership skills and life sciences public company experience.

Departing Director

Richard Scheller, Ph.D. has served as a member of our board of directors since March 2015. Since January 2019, Dr. Scheller has been the Chairman of Research & Development of BridgeBio Pharma Inc., a biopharmaceutical company. From 2015 until July 2019, he was the Chief Scientific Officer and Head of Therapeutic Development at 23andMe, Inc., a personal genetics company. From February 2001 to December 2014, Dr. Scheller was the Chief Scientific Officer at Genentech, a biotechnology company. Following Genentech’s merger with Roche Holding AG, a pharmaceutical and diagnostics company, he was named Executive Vice President of Research and Early Development and a member of the Executive Committee. Prior to that, Dr. Scheller was a professor at Stanford University and an investigator with the Howard Hughes Medical Institute at Stanford University Medical Center. He currently serves on the board of directors of BridgeBio Pharma, Inc., Alector, Inc., DiCE Molecules SV, Inc. and Maze Therapeutics, Inc. Dr. Scheller received a Ph.D. in chemistry from the California Institute of Technology and a B.Sc. in biochemistry from the University of Wisconsin-Madison.

Dr. Scheller will be departing from the board of directors following the Annual Meeting, and ORIC thanks him for his service as a director. Dr. Scheller will continue to serve on our scientific advisory board.

Director Independence

Our common stock is listed on The Nasdaq Global Select Market. Under the rules of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and governance committees be independent. Audit committee members and compensation committee members must also satisfy the independence criteria set forth in Rule 10A-3 and Rule 10C-1, respectively, under the Exchange Act. Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

To be considered independent for purposes of Rule 10A-3 and under the rules of Nasdaq, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of our audit committee, our board of directors, or any other board committee: (i) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (ii) be an affiliated person of the listed company or any of its subsidiaries.

To be considered independent for purposes of Rule 10C-1 and under the rules of Nasdaq, the board of directors must affirmatively determine that the member of the compensation committee is independent, including a consideration of all factors specifically relevant to determining whether the director has a relationship to the company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (i) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the company to such director; and (ii) whether such director is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company.

Our board of directors has undertaken a review of its composition, the composition of its committees and the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that none of Ms. Dier, Drs. Gordon, Heyman, Kunkel or Scheller, or Mr. Svennilson, representing six of our seven current directors, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that each of these directors is “independent” as that term is defined under the rules of Nasdaq. Our board of directors also determined that Ms. Dier (chairperson), Dr. Gordon and Mr. Svennilson, who currently comprise our audit committee, and Mr. Svennilson (chairperson) and Drs. Heyman and Scheller, who currently comprise our compensation committee, satisfy the independence standards for committee members established by applicable SEC rules and the listing standards of Nasdaq.

In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Related Party Transactions.”

There are no family relationships among any of our directors or executive officers.

Board Leadership Structure

Our board of directors is currently chaired by Dr. Heyman. As a general policy, our board of directors believes that separation of the positions of Chairman and Chief Executive Officer reinforces the independence of the board of directors from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of the board of directors as a whole. As such,

Dr. Chacko serves as our President and Chief Executive Officer while Dr. Heyman serves as our Chairman of the board of directors but is not an officer. We expect and intend the positions of Chairman of the board of directors and Chief Executive Officer to continue to be held by two individuals in the future.

Board Meetings and Committees

During 2020, our board of directors held eight meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he or she served as a director and (ii) the total number of meetings held by all committees of our board of directors on which he or she served during the periods that he or she served.

It is the policy of our board of directors to regularly have separate meeting times for independent directors without management. Although we do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders, we encourage, but do not require, our directors to attend.

We have established an audit committee, a compensation committee and a nominating and corporate governance committee. Each committee has the composition and responsibilities described below.

Audit Committee

The members of our audit committee are Ms. Dier, Dr. Gordon and Mr. Svennilson, each of whom is a non-employee member of our board of directors. Ms. Dier serves as the chairperson of our audit committee. All members of our audit committee meet the requirements for independence and financial literacy of audit committee members under current Nasdaq listing standards and SEC rules and regulations. Our audit committee chairperson, Ms. Dier, is our audit committee financial expert, as that term is defined under the SEC rules implementing Section 407 of the Sarbanes-Oxley Act of 2002, and possesses financial sophistication, as defined under Nasdaq listing standards. The responsibilities of our audit committee include, among other things:

•	selecting and hiring the independent registered public accounting firm to audit our financial statements;

•	helping to ensure the independence and performance of the independent registered public accounting firm;

•	approving audit and non-audit services and fees;

•

reviewing financial statements and discussing with management and the independent registered public accounting firm our annual audited and quarterly financial statements, the results of the independent audit and the quarterly reviews, and the reports and certifications regarding internal controls over financial reporting and disclosure controls;

•	preparing the audit committee report that the SEC requires to be included in our annual proxy statement;

•	reviewing reports and communications from the independent registered public accounting firm;

•	reviewing the adequacy and effectiveness of our internal controls and disclosure controls and procedures;

•	reviewing our policies on risk assessment and risk management;

•	reviewing, approving and monitoring related party transactions; and

•

establishing and overseeing procedures for the receipt, retention and treatment of accounting related complaints and the confidential submission by our employees of concerns regarding questionable accounting or auditing matters.

Our audit committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing requirements of Nasdaq. A copy of the charter of our audit committee is available on our website at https://investors.oricpharma.com/corporate-governance. During 2020, our audit committee held five meetings.

Compensation Committee

The members of our compensation committee are Drs. Heyman and Scheller, and Mr. Svennilson, each of whom is a non-employee member of our board of directors. Mr. Svennilson serves as the chairperson of our compensation committee. All members of our compensation committee meet the requirements for independence under current Nasdaq listing standards and SEC rules and regulations. Each member of our compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. The purpose of our compensation committee is to oversee our compensation policies, plans and benefit programs and to discharge the responsibilities of our board of directors relating to compensation of our executive officers. The responsibilities of our compensation committee include, among other things:

•	overseeing our overall compensation philosophy and compensation policies, plans and benefit programs;

•	reviewing and approving or recommending to the board of directors for approval compensation for our executive officers and directors;

•	preparing the compensation committee report that the SEC will require to be included in our annual proxy statement; and

•	administering our equity compensation plans.

Our compensation committee operates under a written charter that satisfies the listing standards of Nasdaq. A copy of the charter of our compensation committee is available on our website at https://investors.oricpharma.com in the Corporate Governance section of our Investor Relations webpage. During 2020, our compensation committee held three meetings.

Nominating and Corporate Governance Committee

The members of our nominating and corporate governance committee are Drs. Heyman and Scheller and Ms. Dier. Dr. Heyman serves as the chairperson of our nominating and corporate governance committee. All members of our nominating and corporate governance committee meet the requirements for independence under current Nasdaq listing standards and SEC rules and regulations. The responsibilities of our nominating and corporate governance committee include, among other things:

•	identifying, evaluating and making recommendations to our board of directors regarding nominees for election to our board of directors and its committees;

•	considering and making recommendations to our board of directors regarding the composition of our board of directors and its committees;

•	reviewing developments in corporate governance practices;

•	evaluating the adequacy of our corporate governance practices and reporting; and

•	evaluating the performance of our board of directors and of individual directors.

Our nominating and corporate governance committee operates under a written charter that satisfies the listing standards of Nasdaq. A copy of the charter of our nominating and corporate governance committee is available on our website at https://investors.oricpharma.com in the Corporate Governance section of our Investor Relations webpage. During 2020, our nominating and corporate governance committee held three meetings.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee is or has been an officer or employee of our company, except for Dr. Heyman who has previously served as an executive officer. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers serving on our board of directors or compensation committee.

Considerations in Evaluating Director Nominees

The nominating and corporate governance committee will consider candidates recommended by stockholders in the same manner as candidates recommended to the nominating and corporate governance committee from other sources.

In its evaluation of director candidates, including the members of our board of directors eligible for re-election, the nominating and corporate governance committee will consider such factors as character, professional ethics and integrity, judgment, business acumen, proven achievement and competence in one’s field, the ability to exercise sound judgement, tenure on the board of directors and skills that are complementary to the board of directors, an understanding of ORIC’s business, an understanding of the responsibilities that are required of a member of the board of directors, other time constraints, diversity with respect to professional background, education, race, ethnicity, gender, age, geography and other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on the board of directors. The nominating and corporate governance committee evaluates these factors, among others, and does not assign any particular weighting or priority to any of these factors. The nominating and corporate governance committee evaluates the board diversity requirements under SB 826 and AB 979 of the California Corporations Code, and our board of directors is compliant with these requirements.

The nominating and corporate governance committee may propose to our board of directors a candidate recommended or offered for nomination by a stockholder as a nominee for election to our board of directors. Additionally, the nominating and corporate governance committee may pay fees to third parties to assist in identifying or evaluating director candidates.

Stockholder Recommendations for Nominations to the Board of Directors

A stockholder that wants to recommend a candidate for election to our board of directors should direct the recommendation in writing by letter to the Company, attention of the Secretary, at 240 E. Grand Ave, 2nd Floor, South San Francisco, California 94080. The recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and the Company and evidence of the recommending stockholder’s ownership of Company stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for board membership, including issues of character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments and the like and personal references.

A stockholder that instead desires to nominate a person directly for election to our board of directors at an annual meeting of the stockholders must meet the deadlines and other requirements set forth in Section 2.4 of the Company’s bylaws and the rules and regulations of the SEC.

For additional information regarding stockholder recommendations for director candidates, see “Questions and Answers About the Annual Meeting—What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?”

Communications with the Board of Directors

Our board of directors believes that management speaks for ORIC Pharmaceuticals, Inc. Individual board members may, from time to time, communicate with various constituencies that are involved with the Company, but it is expected that board members would do this with knowledge of management and, in most instances, only at the request of management.

In cases where stockholders and other interested parties wish to communicate directly with our non-management directors, messages can be sent to our Secretary, at ORIC Pharmaceuticals, Inc., 240 E. Grand Ave, 2nd Floor, South San Francisco, California 94080, Attn: Secretary. Our Secretary monitors these communications and will provide a summary of all received messages to the board of directors at each regularly scheduled meeting of the board of directors. Our board of directors generally meets on a quarterly basis. Where the nature of a communication warrants, our Secretary may determine, in his or her judgment, to obtain the more immediate attention of the appropriate committee of the board or non-management director, of independent advisors or of Company management, as our Secretary considers appropriate.

Our Secretary may decide in the exercise of his or her judgment whether a response to any stockholder or interested party communication is necessary.

This procedure for stockholder and other interested party communications with the non-management directors is administered by our nominating and corporate governance committee. This procedure does not apply to (a) communications to non-management directors from officers or directors of the Company who are stockholders, (b) stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act, or (c) communications to the audit committee pursuant to the Complaint Procedures for Accounting and Auditing Matters.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

Our board of directors has adopted Corporate Governance Guidelines. These guidelines address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, we have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The code of business conduct and ethics is available on our website at https://investors.oricpharma.com/corporate-governance. We intend to disclose future amendments to such code, or any waivers of its requirements, applicable to any principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions or our directors on our website or in a current report on Form 8-K.

Role of the Board of Directors in Risk Oversight

One of the key functions of our board of directors is informed oversight of our risk management process. Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through the board of directors as a whole, as well as through its standing committees that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure. Our audit committee is responsible for reviewing and discussing our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies with respect to risk assessment and risk management. Our audit committee also monitors compliance with legal and regulatory requirements and reviews related party transactions, in addition to oversight of the performance of our external audit function. Our nominating and corporate governance committee monitors the effectiveness of our corporate governance guidelines. Our compensation committee assesses and monitors whether any of our compensation policies and programs have the potential to encourage excessive risk-taking.

Director Compensation

Under our director compensation policy, each non-employee director receives the cash and equity compensation for board services described below. Our compensation committee has primary responsibility for reviewing and approving the compensation paid to non-employee directors. Our compensation committee reviews at least annually the type and form of compensation paid to our non-employee directors, which includes a market assessment and analysis by our independent compensation consulting firm, Radford, which is part of the Rewards Solutions practice at Aon plc, regarding practices at comparable companies. As part of this analysis, Radford reviews non-employee director compensation trends and data from companies comprising the same peer group used by our compensation committee in connection with its review of executive compensation. Based on this review, our compensation committee makes adjustments to the non-employee director compensation program in effort to provide competitive compensation to our non-employee directors.

The director compensation policy includes a maximum annual limit of $500,000 of cash compensation and equity awards that may be paid, issued or granted to a non-employee director in any fiscal year, increased to $750,000 in the fiscal year the non-employee director joins the board of directors as an outside director. For purposes of this limitation, the value of equity awards is based on the grant date fair value (determined in accordance with GAAP). Any cash compensation paid or equity awards granted to a person for their services as an employee, or for their services as a consultant (other than as a non-employee director), will not count for purposes of the limitation.

Cash Compensation

Non-employee directors are entitled to receive the following cash compensation for their services under the policy:

•	$35,000 per year for service as a board member;

•	$40,000 per year for service as chairman of the board;

•	$15,000 per year for service as chairperson of the audit committee;

•	$7,500 per year for service as an audit committee member;

•	$10,000 per year for service as chairperson of the compensation committee;

•	$5,000 per year for service as a compensation committee member;

•	$8,000 per year for service as chairperson of the nominating and corporate governance committee; and

•	$4,000 per year for service as a nominating and corporate governance committee member.

Each non-employee director who serves as the chair of a committee shall not receive the additional annual cash fee as a member of the committee. The chairman of the board of directors shall receive the cash fee for service as chairman of the board in addition to the annual cash fee for service as a board member. All cash payments to non-employee directors are paid quarterly in arrears on a pro-rated basis.

Equity Compensation

Each person who first becomes a non-employee director will receive, on the date of the first board of directors or compensation committee meeting occurring on or after the date on which the person first becomes a non-employee director, an initial stock option award to purchase 33,250 shares of our common stock. The initial stock option award will vest as to 1/36th of the total number of shares on each monthly anniversary of the commencement of the individual’s service as a non-employee director, subject to their continued service to us through the applicable vesting date.

Each non-employee director automatically will receive, on the date of each annual meeting of our stockholders, an annual stock option award to purchase 16,625 shares of our common stock, except that if the individual becomes a non-employee director on a date other than the date of an annual meeting of stockholders, the number of shares issued at the next annual meeting of stockholders will be calculated as follows (x) 16,625 shares divided by (y) (1) the total number of fully completed months between the date the individual becomes a non-employee director and the date of the annual meeting of stockholders on which such annual stock option award is granted divided by (2) twelve (rounded to the nearest whole share). The annual stock option award will vest in full on the earlier to occur of the one-year anniversary of the grant of such annual stock option award or the business day prior to the next annual meeting of stockholders to occur following the date such award was granted, subject to the non-employee director’s continued service through the applicable vesting date.

In the event of a “change in control” (as defined in our 2020 Plan), each non-employee director will fully vest in their outstanding company equity awards, including any initial stock option award or annual stock option award, immediately prior to the consummation of the change in control. All initial stock option awards and annual stock option awards will have an exercise price equal to the fair market value of a share of our common stock on the date of grant, and a maximum term of 10 years.

In February 2020, our board of directors, upon the recommendation of our compensation committee, and with input from Radford, approved option grants to Ms. Dier and Dr. Scheller, in each case, to provide them with a grant equivalent to the grant that they would have received as an initial award if the policy were in effect as of the date they joined the board of directors. Each grant covered 33,250 shares and had an exercise price per share equal to $16.00 per share. The grants are subject to the terms and conditions of the 2020 Plan and form of option agreement thereunder, and vest as to 1/36th of the total number of shares subject to the grant on each monthly anniversary of the grant date, subject to the non-employee director continuing to provide services to us through the applicable vesting date, and further subject to the vesting acceleration in the immediately preceding paragraph.

Also in February 2020, our board of directors, upon the recommendation of our compensation committee, and with input from Radford, approved option grants to Dr. Heyman, Mr. Svennilson and Dr. Gordon, in each case, to provide them with a grant equivalent to the grant that they would have received as an annual award under the director compensation policy. Each grant covered 16,625 shares and had an exercise price per share equal to $16.00 per share. The grants are subject to the to the non-employee director continuing to provide services to us through the applicable vesting date, and further subject to the vesting acceleration set forth above

The following table presents the total compensation each of our non-employee directors earned during the year ended December 31, 2020. Dr. Chacko was our only employee who served as a director during 2020. See the section titled “Executive Compensation” for information about Dr. Chacko’s compensation.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Richard Heyman, Ph.D.(2)	84,014	186,542	270,556
Mardi C. Dier(3)	37,236	379,482	416,718
Carl L. Gordon, Ph.D., CFA(4)	29,306	186,542	215,848
Leo A. Guthart, Ph.D.(5)	—	—	—
Lori Kunkel, M.D.(6)	19,542	730,415	749,957
Richard Scheller, Ph.D.(7)	30,341	379,482	409,823
Peter Svennilson(8)	36,202	186,542	222,744

(1)

The amounts disclosed represent the aggregate grant date fair value of the award as calculated in accordance with ASC 718. These amounts do not correspond to the actual value that may be recognized by the directors upon vesting of the applicable awards.

(2)

In 2020, Dr. Heyman received $6,250 per month before April 22, 2020 for his service as Chairman and member of our board of directors, and $7,333 per month after April 22, 2020 for his service as Chairman and member of our board of directors, member of the compensation committee, and Chairman of the nominating and corporate governance committee. As of December 31, 2020, Dr. Heyman held outstanding option awards covering 81,678 shares.

(3)	Mardi C. Dier became a non-employee director in February 2020. As of December 31, 2020, Ms. Dier held outstanding option awards covering 33,250 shares.
(4)	As of December 31, 2020, Dr. Gordon held outstanding option awards covering 16,625 shares.
(5)	Leo A. Guthart, Ph.D. resigned from the board of directors in April 2020 on the business day preceding the effective date of our initial public offering.
(6)	Lori Kunkel, M.D. became a non-employee director in June 2020. As of December 31, 2020, Dr. Kunkel held outstanding option awards covering 28,515 shares.
(7)	As of December 31, 2020, Dr. Scheller held outstanding option awards covering 33,250 shares.
(8)	As of December 31, 2020, Mr. Svennilson held outstanding option awards covering 16,625 shares.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our board of directors is currently composed of seven (7) members. In accordance with our certificate of incorporation, our board of directors is divided into three classes with staggered three-year terms. At the Annual Meeting, two Class I directors will be elected for a three-year term to succeed the same class whose term is then expiring.

Each director’s term continues until the election and qualification of such director’s successor, or such director’s earlier death, resignation, or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. This classification of our board of directors may have the effect of delaying or preventing changes in control of our company.

Nominees

Our nominating and corporate governance committee has recommended, and our board of directors has approved Richard Heyman, Ph.D. and Lori Kunkel, M.D. as nominees for election as Class I directors at the Annual Meeting. If elected, each of Drs. Heyman and Kunkel will serve as Class I directors until the 2024 annual meeting of stockholders or until their successors are duly elected and qualified or until their earlier death, resignation or removal. Drs. Heyman and Kunkel are currently directors of our company, and each has agreed to being named in this proxy statement as nominees. For information concerning the nominees, please see “Board of Directors and Corporate Governance.”

If you are a stockholder of record and you sign your proxy card but do not give instructions with respect to the voting of directors, your shares will be voted FOR the election of Drs. Heyman and Kunkel. We expect that Drs. Heyman and Kunkel will accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by our board of directors to fill such vacancy. If you are a beneficial owner of shares of our common stock and you do not give voting instructions to your broker, bank or other nominee, then your broker, bank or other nominee will leave your shares unvoted on this matter.

Vote Required

The election of two Class I directors requires a plurality vote of the shares of our common stock present in person (including virtually) or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Broker non-votes will have no effect on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE TWO DIRECTORS NOMINATED BY OUR BOARD OF DIRECTORS AND NAMED IN THIS PROXY STATEMENT AS CLASS I DIRECTORS TO SERVE FOR A THREE-YEAR TERM.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed KPMG LLP as our independent registered public accounting firm to audit our financial statements for our fiscal year ending December 31, 2021. KPMG LLP has served as our independent registered public accounting firm since 2018.

At the Annual Meeting, stockholders are being asked to ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021. Stockholder ratification of the appointment of KPMG LLP is not required by our bylaws or other applicable legal requirements. However, our board of directors is submitting the appointment of KPMG LLP to our stockholders for ratification as a matter of good corporate governance. In the event that this appointment is not ratified by the affirmative vote of a majority of the shares present in person (including virtually) or by proxy at the Annual Meeting and entitled to vote, such appointment will be reconsidered by our audit committee. Even if the appointment is ratified, our audit committee, in its sole discretion, may appoint another independent registered public accounting firm at any time during our fiscal year ending December 31, 2021 if our audit committee believes that such a change would be in the best interests of ORIC and its stockholders. A representative of KPMG LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she wishes to do so, and is expected to be available to respond to appropriate questions from stockholders.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and other services rendered to us by KPMG LLP for our fiscal years ended December 31, 2020 and 2019.

	2020	2019
Audit Fees(1)	$856,720	$403,720
Tax Fees(2)	28,949	—
All Other Fees(3)	1,780	1,780

	$887,449	$405,500

(1)

“Audit Fees” consist of fees billed for professional services rendered in connection with our Initial Public Offering, the audit of annual financial statements, the review of financial statements included in our quarterly reports, and comfort letters and consents in connection with equity offerings.

(2)	“Tax Fees” consist of fees billed for tax consultation services.
(3)	“All Other Fees” consist of fees billed for a subscription to an online accounting research service.

Auditor Independence

In 2020, there were no other professional services provided by KPMG LLP that would have required our audit committee to consider their compatibility with maintaining the independence of KPMG LLP.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our audit committee has established a policy governing our use of the services of our independent registered public accounting firm. Under the policy, our audit committee is required to pre-approve all audit and permissible non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair such accounting firm’s independence. All fees paid to KPMG LLP for our fiscal years ended December 31, 2020 and 2019 were pre-approved by our audit committee.

Vote Required

The ratification of the appointment of KPMG LLP requires the affirmative vote of a majority of the shares of our common stock present in person (including virtually) or by proxy at the Annual Meeting and entitled to vote thereon.

Abstentions will have the effect of a vote AGAINST the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2021.

AUDIT COMMITTEE REPORT

The information contained in the following Audit Committee Report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that ORIC Pharmaceuticals, Inc., or the Company, specifically incorporates it by reference in such filing.

The audit committee serves as the representative of our board of directors with respect to its oversight of:

•	our accounting and financial reporting processes and the audit of our financial statements;

•	the integrity of our financial statements;

•	our compliance with legal and regulatory requirements;

•	inquiring about significant risks, reviewing our policies for risk assessment and risk management, and assessing the steps management has taken to control these risks; and

•	the independent registered public accounting firm’s appointment, qualifications and independence.

The audit committee also reviews the performance of our independent registered public accounting firm, KPMG LLP, in the annual audit of our financial statements and in assignments unrelated to the audit, and reviews the independent registered public accounting firm’s fees.

The audit committee is composed of three non-employee directors. Our board of directors has determined that each member of the audit committee is independent, and that Ms. Dier qualifies as an “audit committee financial expert” under the SEC rules.

The audit committee provides our board of directors such information and materials as it may deem necessary to make our board of directors aware of financial matters requiring the attention of our board of directors. The audit committee reviews our financial disclosures and meets privately, outside the presence of our management, with our independent registered public accounting firm. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed the audited financial statements in our 2020 Annual Report on Form 10-K with management, including a discussion of the quality and substance of the accounting principles, the reasonableness of significant judgments made in connection with the audited financial statements, and the clarity of disclosures in the financial statements. The audit committee reports on these meetings to our board of directors.

The audit committee has reviewed and discussed the Company’s audited financial statements with management and KPMG LLP, the Company’s independent registered public accounting firm. The audit committee has discussed with KPMG LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the Securities and Exchange Commission.

The audit committee has received and reviewed the written disclosures and the letter from KPMG LLP required by the applicable requirements of the PCAOB regarding KPMG LLP’s communications with the audit committee concerning independence and has discussed with KPMG LLP its independence. In addition, the audit committee has discussed with KPMG LLP its independence from management and the Company, including matters in the letter from KPMG LLP required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, and considered the compatibility of non-audit services with KPMG LLP’s independence.

Based on the review and discussions referred to above, the audit committee recommended to our board of directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the Securities and Exchange Commission. The audit committee also has selected KPMG LLP as the independent registered public accounting firm for fiscal year 2021. Our board of directors recommends that stockholders ratify this selection at the Annual Meeting.

Respectfully submitted by the members of the audit committee of the board of directors:

Mardi C. Dier (Chair)

Carl L. Gordon, Ph.D., CFA

Peter Svennilson

EXECUTIVE OFFICERS

The following table sets forth certain information about our executive officers and their respective ages as of March 31, 2021. Officers are elected by the board of directors to hold office until their successors are elected and qualified.

Name	Age	Position
Jacob M. Chacko, M.D.	42	President, Chief Executive Officer and Director
Dominic Piscitelli	47	Chief Financial Officer
Pratik Multani, M.D.	54	Chief Medical Officer

For the biography of Dr. Chacko, please see “Board of Directors and Corporate Governance—Continuing Directors.”

Dominic Piscitelli has served as our Chief Financial Officer since September 2019. From January 2017 to September 2019, he served as Chief Financial Officer of AnaptysBio, Inc., a biotechnology company. From September 2012 to January 2017, Mr. Piscitelli served as the Vice President of Finance at Medivation, Inc., a biopharmaceutical company. Prior to that, Mr. Piscitelli held various positions at Astellas Pharma US, a pharmaceutical company, and OSI Pharmaceuticals, Inc., a pharmaceutical company acquired by Astellas Pharma US. He currently serves on the board of directors of Celyad Oncology SA, a clinical-stage biotechnology company. Mr. Piscitelli received an M.B.A. and B.S. in accounting and finance from Hofstra University.

Pratik Multani, M.D. has served as our Chief Medical Officer since September 2018. From February 2015 to February 2018, he served as the Chief Medical Officer of Ignyta, that was acquired by Roche in February 2018. From April 2009 to January 2015, Dr. Multani was Chief Medical Officer at Fate Therapeutics, Inc., a biopharmaceutical company. Prior to that, Dr. Multani was Vice President of Clinical Development at Kalypsys, Inc. and Senior Vice President of Clinical Development and Chief Medical Officer at Kanisa Pharmaceuticals, Inc. He currently serves on the boards of directors of Chimerix, Inc., a publicly-held biopharmaceutical company, and of Erasca, Inc., a privately-held biopharmaceutical company. Dr. Multani received an M.D. from Harvard Medical School, an M.S. in epidemiology from Harvard School of Public Health and a B.S. in chemistry and biology from Yale University.

EXECUTIVE COMPENSATION

Processes and Procedures for Compensation Decisions

Our compensation committee is responsible for the executive compensation programs for our executive officers and reports to our board of directors on its discussions, decisions and other actions. Typically, our Chief Executive Officer makes recommendations to our compensation committee, often attends committee meetings and is involved in the determination of compensation for the respective executive officers who report to him, except that our Chief Executive Officer does not make recommendations as to his own compensation. Our Chief Executive Officer makes recommendations to our compensation committee regarding short- and long-term compensation for all executive officers (other than himself) based on our results, an individual executive officer’s contribution toward these results and performance toward individual goal achievement. Our compensation committee then reviews the recommendations and other data. Our compensation committee makes decisions as to total compensation for each executive officer (excluding our Chief Executive Officer, whose compensation is determined by our board of directors), although it may instead, in its discretion, make recommendations to our board of directors regarding executive compensation.

Our compensation committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our compensation programs and related policies. In 2020, our compensation committee retained Radford, an independent compensation consultant, to provide it with information, recommendations and other advice relating to executive compensation on an ongoing basis. Accordingly, Radford now serves at the discretion of our compensation committee. Our compensation committee engaged Radford to assist in developing an appropriate group of peer companies to help us determine the appropriate level of overall compensation for our executive officers, as well as assess each separate element of compensation, with a goal of ensuring that the compensation we offer to our executive officers is competitive and fair. Our named executive officers for 2020, which consist of our principal executive officer and the next two most highly compensated executive officers, are:

•	Jacob M. Chacko, M.D., President and Chief Executive Officer;

•	Dominic Piscitelli, Chief Financial Officer; and

•	Pratik Multani, M.D., Chief Medical Officer.

Summary Compensation Table

The following table sets forth information regarding the compensation of our named executive officers for the years ended December 31, 2018, December 31, 2019, and December 31, 2020:

Name and principal position	Year	Salary ($)		Option awards ($)(1)	Non-equity incentive plan compensation ($)(2)		All other compensation ($)		Total ($)
Jacob M. Chacko, M.D.	2020	489,167		5,082,831	300,800		988	(3)	5,873,786
President and Chief Executive Officer	2019	455,833		—	194,900		21,396	(4)	672,129
	2018	290,000	(5)	1,194,442	92,800	(6)	57,897	(7)	1,635,139
Dominic Piscitelli	2020	380,833		1,002,044	187,400		606	(8)	1,570,883
Chief Financial Officer	2019	115,144	(9)	1,083,150	38,300		111	(10)	1,236,705
	2018	—		—	—		—		—
Pratik Multani, M.D.	2020	416,667		1,713,640	205,000		621	(11)	2,335,928
Chief Medical Officer	2019	398,333		—	132,400		4,423	(12)	535,156
	2018	112,500	(13)	324,768	27,000	(14)	25,876	(15)	490,144

(1)

The amounts disclosed represent the aggregate grant date fair value of the award as calculated in accordance with ASC 718. These amounts do not correspond to the actual value that may be recognized by the named executive officers upon vesting of the applicable awards.

(2)

The 2018 amounts reported represent cash bonuses earned under our 2018 bonus plan based upon the achievement of company objectives for the year ended December 31, 2018, which were paid in 2019. The 2019 amounts reported represent cash bonuses earned under our 2019 bonus plan based upon the achievement of company objectives for the year ended December 31, 2019, which were paid in 2020. The 2020 amounts reported represent cash bonuses earned under our 2020 bonus plan based upon the achievement of company objectives for the year ended December 31, 2020, which were paid in 2021. Our bonus plans are more fully described below under the section titled “—Non-Equity Incentive Plan Compensation.”

(3)	The amounts reported represent $382 for a gift card and $606 for life insurance premiums.
(4)	The amounts reported represent $20,765 for commuting expenses and $631 for life insurance premiums.
(5)

Dr. Chacko joined as Chief Executive Officer in May 2018 and therefore the base salary amount set forth in the table above reflects the amount earned for the portion of 2018 in which he was employed by us. Dr. Chacko had an annual base salary rate of $435,000 in 2018.

(6)

Dr. Chacko joined as Chief Executive Officer in May 2018 and therefore the bonus amount set forth in the table above reflects the amount earned for the portion of 2018 in which he was employed by us. Dr. Chacko had a bonus target of 40% of his annualized base salary in 2018 under our 2018 bonus plan.

(7)	The amounts reported represent $57,161 for commuting expenses and $736 in life insurance premiums.
(8)	The amounts reported represent $606 for life insurance premiums.
(9)

Mr. Piscitelli joined as Chief Financial Officer in September 2019 and therefore the base salary amount set forth in the table above reflects the amount earned for the portion of 2019 in which he was employed by us. Mr. Piscitelli had an annual base salary rate of $375,000 in 2019.

(10)	The amounts reported represent life insurance premiums.
(11)	The amounts reported represent $15 for a gift card and $606 for life insurance premiums.
(12)	The amounts reported represent life insurance premiums.
(13)

Dr. Multani joined as Chief Medical Officer in September 2018, and therefore the base salary amount set forth in the table above reflects the amount earned for the portion of 2018 in which he was employed by us. Dr. Multani had an annual base salary rate of $390,000 in 2018.

(14)

Dr. Multani joined as Chief Medical Officer in September 2018, and therefore the bonus amount set forth in the table above reflects the amount earned for the portion of 2018 in which he was employed by us. Dr. Multani had a bonus target of 30% of his annualized base salary in 2018 under our 2018 bonus plan.

(15)	The amounts reported represent $276 in life insurance premiums and $25,600 for pre-employment consulting services.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning outstanding equity awards held by each of our named executive officers as of December 31, 2020:

	Option awards
	Grant		Number of securities underlying unexercised options exercisable		Number of securities underlying unexercised options unexercisable		Option exercise price	Option expiration
Name	date		(#)		(#)		($)(3)	date
Jacob M. Chacko, M.D.	5/10/2018	(1)	850,500	(4)	—		1.60	5/10/2028
	4/23/2020	(2)	—		437,500	(7)	16.00	4/22/2030
Dominic Piscitelli	9/11/2019	(1)	207,500	(5)	—		6.44	9/11/2029
	4/23/2020	(2)	—		86,250	(8)	16.00	4/22/2030
Pratik Multani, M.D.	9/20/2018	(1)	231,250	(6)	—		1.60	9/20/2028
	4/23/2020	(2)	—		147,500	(9)	16.00	4/22/2030

(1)	Each of the outstanding equity awards was granted pursuant to our 2014 Plan.

(2)	Each of the outstanding equity awards was granted pursuant to our 2020 Plan.
(3)	This column represents the fair market value of a share of our common stock on the date of grant, as determined by our board of directors.
(4)

This option award is subject to an early exercise provision and is immediately exercisable as of the date of grant. One fourth of the total number of shares subject to the option vested on April 30, 2019, and one forty-eighth of the shares subject to the option vested, and continue to vest, monthly thereafter, subject to continued service to us through each such vesting date. The award also is subject to vesting acceleration under certain circumstances as more fully described in the section titled “—Potential Payments Upon Termination or Change in Control.”

(5)

This option award is subject to an early exercise provision and is immediately exercisable as of the date of grant. One fourth of the total number of shares subject to the option will vest on September 10, 2020, and one forty-eighth of the shares subject to the option will vest monthly thereafter, subject to continued service to us through each such vesting date. The award also is subject to vesting acceleration under certain circumstances as more fully described in the section titled “—Potential Payments Upon Termination or Change in Control.”

(6)

This option award is subject to an early exercise provision and is immediately exercisable as of the date of grant. One fourth of the total number of shares subject to the option vested on September 17, 2019, and one forty-eighth of the shares subject to the option vested, and continue to vest, monthly thereafter, subject to continued service to us through each such vesting date. The award also is subject to vesting acceleration under certain circumstances as more fully described in the section titled “—Potential Payments Upon Termination or Change in Control.”

(7)

One fourth of the total number of shares subject to the option will vest on April 23, 2021, and one forty-eighth of the shares subject to the option vested, and continue to vest, monthly thereafter, subject to continued service to us through each such vesting date. The award also is subject to vesting acceleration under certain circumstances as more fully described in the section titled “—Potential Payments Upon Termination or Change in Control.”

(8)

One fourth of the total number of shares subject to the option vested on April 23, 2021, and one forty-eighth of the shares subject to the option vested, and continue to vest, monthly thereafter, subject to continued service to us through each such vesting date. The award also is subject to vesting acceleration under certain circumstances as more fully described in the section titled “—Potential Payments Upon Termination or Change in Control.”

(9)

One fourth of the total number of shares subject to the option vested on April 23, 2021, and one forty-eighth of the shares subject to the option vested, and continue to vest, monthly thereafter, subject to continued service to us through each such vesting date. The award also is subject to vesting acceleration under certain circumstances as more fully described in the section titled “—Potential Payments Upon Termination or Change in Control.”

Employment Arrangements with Our Named Executive Officers

We entered into an employment offer letter agreement with each of our named executive officers in connection with his employment with us. These offer letters provide for “at will” employment.

Jacob M. Chacko, M.D.

We have entered into a confirmatory employment letter with Dr. Chacko, our President and Chief Executive Officer. The confirmatory employment letter has no specific term and provides for at-will employment. Dr. Chacko’s current annual base salary is $540,000, and Dr. Chacko’s current annual target bonus is 50% of his annual base salary, each of which was approved by the board of directors in December 2020. As of December 31, 2020, Dr. Chacko’s annual base salary was $495,000, and Dr. Chacko’s annual target bonus was 50% of his annual base salary.

Dr. Chacko is eligible for severance and change in control benefits, as more fully described in “—Potential Payments upon Termination or Change in Control.”

Dominic Piscitelli

We have entered into a confirmatory employment letter with Mr. Piscitelli, our Chief Financial Officer. The confirmatory employment letter has no specific term and provides for at-will employment. Mr. Piscitelli’s current annual base salary is $400,000, and Mr. Piscitelli’s current annual target bonus is 40% of his annual base salary, each of which was approved by the board of directors in December 2020. As of December 31, 2020, Mr. Piscitelli’s annual base salary was $382,000, and Mr. Piscitelli’s annual target bonus was 40% of his annual base salary.

Mr. Piscitelli is eligible for severance and change in control benefits, as more fully described in “—Potential Payments upon Termination or Change in Control.”

Pratik Multani, M.D.

We have entered into a confirmatory employment letter with Dr. Multani, our Chief Medical Officer. The confirmatory employment letter currently has no specific term and provides for at-will employment. Dr. Multani’s current annual base salary is $440,000, and Dr. Multani’s current annual target bonus is 40% of his annual base salary, each of which was approved by the board of directors in December 2020. As of December 31, 2020, Dr. Multani’s annual base salary was $420,000, and Dr. Multani’s annual target bonus was 40% of his annual base salary.

Dr. Multani is eligible for severance and change in control benefits, as more fully described in “—Potential Payments upon Termination or Change in Control.”

Potential Payments upon Termination or Change in Control

We adopted a Change in Control and Severance Policy, or our Severance Policy, pursuant to which our named executive officers and certain other key employees are eligible to receive severance benefits, as specified in and subject to the employee signing a participation agreement under our Severance Policy. This Severance Policy was developed with input from Radford, regarding severance practices at comparable companies. It is designed to attract, retain and reward senior level employees. The Severance Policy is in lieu of any other severance payments and benefits to which our named executive officers and key employee were entitled prior to signing the participation agreement under the Severance Policy.

Each of our named executive officers signed a participation agreement under our Severance Policy providing for the rights to the applicable payments and benefits described below.

In the event of a termination of the employment of a named executive officer by the named executive officer for “good reason” or by us for a reason other than “cause,” death or “disability” (as such terms are defined in our Severance Policy), in each case, that occurs outside a period beginning on a “change in control” (as defined in our Severance Policy) and ending twelve months following a change in control (such period, the “change in control period”), then the named executive officer will be entitled to, in addition to any accrued benefits, the following payments and benefits:

•	payment of his base salary as in effect immediately prior to his termination of employment for a period of nine months (twelve months, in the case of Dr. Chacko) following his termination date;

•

continuing payments equal to the monthly premium cost of continued health coverage under COBRA, for him and his eligible dependents for a period of up to nine months (twelve months, in the case of Dr. Chacko) if he timely elects COBRA coverage, or a taxable lump sum payment in lieu thereof equal to nine months (twelve months, in the case of Dr. Chacko) of such premiums; and

•	in the case of Dr. Chacko only, and provided such termination occurs after the thirty-month anniversary of the date he commenced employment with us, acceleration of vesting of his then outstanding time-based equity awards that would have become exercisable had he continued to be employed for an additional twelve months following the date of his termination of employment.

In the event of a termination of the employment of a named executive officer by the named executive officer for “good reason” or by us for a reason other than “cause,” death or “disability,” in each case, that occurs within the change in control period, then the named executive officer will be entitled to, in addition to any accrued benefits, the following payments and benefits:

•

a lump sum payment equal to twelve months (eighteen months, in the case of Dr. Chacko) of the named executive officer’s annual base salary as in effect immediately prior to the named executive officer’s termination of employment;

•

a lump sum payment equal to 100% (150%, in the case of Dr. Chacko) of the named executive officer’s target annual bonus for the year in which the named executive officer’s termination of employment occurred;

•

continuing payments equal to the monthly premium cost of COBRA, for a period of up to twelve months (eighteen months in the case of Dr. Chacko) if he timely elects COBRA coverage, or a taxable lump sum payment in lieu thereof equal to twelve months (eighteen months, in the case of Dr. Chacko) of such premiums; and

•

all unvested shares subject to then-outstanding equity awards held by him will accelerate in full and, in the case of performance-based awards, all performance goals will be deemed achieved at 100% unless otherwise set forth in his award.

The receipt of the payments and benefits provided for under the Severance Policy described above is conditioned on the named executive officer signing and not revoking a separation and release of claims agreement and such release becoming effective and irrevocable no later than the 60th day following the named executive officer’s termination of employment.

If any of the payments or benefits provided for under the Severance Policy or otherwise payable to a named executive officer would constitute “parachute payments” within the meaning of Section 280G of the Code and could be subject to the related excise tax, the named executive officer will receive either full payment of such payments and benefits or such lesser amount that would result in no portion of the payments and benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to them. We are not obligated to provide any tax gross-up payments to our named executive officers.

Non-Equity Incentive Plan Compensation

At the beginning of each of 2018, 2019, and 2020, we adopted a bonus plan for our executive and non-executive employees that provides for cash incentives for performance in the year. Each of the 2018, 2019, and 2020 bonus opportunities for our executives was based on the assessment of our board of directors of the achievement of company objectives that were established by our board of directors at the beginning of the applicable year as well as other achievements which occurred during the year. The company objectives for each of 2018, 2019, and 2020 consisted of product development and pipeline goals as well as corporate development goals. Based on our performance against the company objectives, our board of directors determined to fund the 2018 bonus plan at 80% of the target level, the 2019 bonus plan at 95% of the target level, and the 2020 bonus plan at 123% of the target level.

The amounts in the Summary Compensation Table under the column “Non-equity incentive plan compensation” are based on the named executive officer’s target bonus amount multiplied by the achievement percentage set by our board of directors consistent with its determinations under the applicable year’s bonus plan (and further pro-rated based on the period of time during which they were employed with us during the year).

Equity Compensation Plan Information

The following table provides information as of December 31, 2020 with respect to shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Restricted Stock Awards and rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	3,996,174	$9.03	1,720,368	(2)
Equity compensation plans not approved by security holders	—	—	—
Total	3,996,174	$9.03	1,720,368
(1)	Includes our 2014 Plan, 2020 Plan and 2020 Employee Stock Purchase Plan.
(2)	Includes 1,430,368 shares available for grant under the 2020 Plan and 290,000 shares available for purchase under the 2020 Employee Stock Purchase Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of March 31, 2021 by:

•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock;

•	each of the named executive officers;

•	each of our directors; and

•	all of our current executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose, including for purposes of Sections 13(d) and 13(g) of the Exchange Act.

We have based our calculation of the percentage of beneficial ownership on 36,695,312 shares of our common stock outstanding as of March 31, 2021. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of March 31, 2021, to be outstanding and to be beneficially owned by the person holding the stock option for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o ORIC Pharmaceuticals, Inc., 240 E. Grand Ave, 2nd Floor, South San Francisco, California 94080.

	Shares beneficially owned
Name of beneficial owner	Shares	Percentage
5% stockholders:
The Column Group II, LP(1)	4,768,181	12.99%
Entities affiliated with FMR LLC(2)	5,452,347	14.86%
Entities affiliated with BlackRock, Inc.(3)	1,878,908	5.12%
Entities affiliated with OrbiMed(4)	2,354,199	6.41%
Entities affiliated with EcoR1 Capital, LLC(5)	3,092,218	8.43%

Named executive officers and directors:
Jacob M. Chacko, M.D.(6)	1,030,689	2.74%
Pratik Multani, M.D.(7)	271,197	*
Dominic Piscitelli(8)	230,858	*
Richard Heyman, Ph.D.(9)	321,578	*
Mardi C. Dier(10)	12,006	*
Carl L. Gordon, Ph.D., CFA (11)	2,354,199	6.41%
Lori Kunkel, M.D.(12)	8,712	*
Richard Scheller, Ph.D.(13)	61,806	*
Peter Svennilson(14)	4,784,806	13.03%
All current executive officers and directors as a group (9 persons)(15)	9,075,851	24.64%

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.
(1)

Consists of 4,768,181 shares held of record by The Column Group II, LP (Column II). The Column Group II GP, LP (Column II GP-LP) is the general partner of Column II. Peter Svennilson and David V. Goeddel, Ph.D. are the Managing Partners of Column II GP-LP and may be deemed to share voting and investment power with respect to the shares reported herein. Each of Mr. Svennilson and Dr. Goeddel disclaim beneficial ownership of such shares, except to the extent of his pecuniary interest therein, if any. The address of the entities listed herein is 1 Letterman Drive, Building D, Suite M-900, San Francisco, CA 94129.
(2)

Based on the statement on Schedule 13G filed with the SEC on February 5, 2021, FMR LLC has sole voting power over 1,193,629 shares and sole dispositive power over 5,452,347 shares as of February 5, 2021. The Schedule also reports that Abigail P. Johnson, a director, the chairman and the chief executive officer of FMR LLC, has beneficial ownership over 5,452,347 shares as of February 5, 2021. The address of FMR LLC and Abigail P. Johnson is 245 Summer St., Boston, MA 02210.

(3)

Based on the statement on Schedule 13G filed with the SEC on February 2, 2021, BlackRock, Inc., a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G), has sole voting power over 1,866,285 shares and sole dispositive power over 1,878,908 shares as of February 2, 2021. The address of the entities listed herein is 55 East 52nd Street, New York, NY 10055.

(4)

Consists of (a) 2,212,571 shares held of record by OrbiMed Private Investments VI, LP (OPI VI), (b) 125,003 shares held of record by The Biotech Growth Trust PLC (BIOG), and (c) 16,625 shares subject to options held by Dr. Gordon, all of which shares are vested and exercisable within 60 days of March 31, 2021. OrbiMed Capital GP VI LLC (GP VI) is the general partner of OPI VI. OrbiMed Advisors LLC (OrbiMed Advisors) is the managing member of GP VI. By virtue of such relationships, OrbiMed Advisors and GP VI may be deemed to have investment power over the securities held by OPI VI and as a result, may be deemed to have beneficial ownership over such securities. OrbiMed Capital LLC (OrbiMed Capital) is the portfolio manager of BIOG. OrbiMed Capital is a relying advisor of OrbiMed Advisors. OrbiMed Advisors and OrbiMed Capital exercise voting and investment power through a management committee comprised of Carl L. Gordon, Sven H. Borho, and Jonathan T. Silverstein, each of whom disclaims beneficial ownership of the shares held by OPI VI and BIOG. The address of the entities listed herein is c/o OrbiMed Advisors LLC, 601 Lexington Avenue, 54 Floor, New York, New York 10022.

(5)

The information reported is based on a Schedule 13G filed with the SEC on December 31, 2020. According to the Schedule 13G, Oleg Nodelman may be deemed to have control over EcoR1 Capital, LLC (EcoR1), which is the general partner and investment advisor of investment funds, including EcoR1 Capital Fund Qualified, L.P. (EcoR1 Qualified), that are the beneficial owners of the shares of our common stock. Each of EcoR1 and Oleg Nodelman has shared voting and dispositive voting power with respect to 3,092,218 shares of our common stock. EcoR1 Qualified has shared voting and dispositive power with respect to 2,543,635 shares of our common stock. The address for each of EcoR1, Oleg Nodelman and EcoR1 Qualified is 357 Tehama Street #3, San Francisco, CA 94103.

(6)

Consists of (a) 61,700 shares held of record by Dr. Chacko and (b) 968,989 shares subject to options held by Dr. Chacko, all of which shares are exercisable and 756,364 shares of which are vested within 60 days of March 31, 2021.

(7)	Consists of 271,197 shares subject to options held by Dr. Multani, all of which shares are exercisable and 194,113 shares of which are vested within 60 days of March 31, 2021.
(8)	Consists of 230,858 shares subject to options held by Mr. Piscitelli, all of which shares are exercisable and 109,816 shares of which are vested within 60 days of March 31, 2021.
(9)

Consists of (a) 227,400 shares held of record by RAHD Capital, LLC, (b) 12,500 shares held of record by Dr. Heyman, and (c) 81,678 shares subject to options held by Dr. Heyman, all of which shares are exercisable and 77,146 shares of which are vested within 60 days of March 31, 2021. Dr. Heyman has voting and investment power with respect to the shares held of record by RAHD Capital, LLC.

(10)	Consists of 12,006 shares subject to options held by Ms. Dier, all of which shares are vested and exercisable within 60 days of March 31, 2021.
(11)

Consists of the shares described in footnote (4) above. Dr. Gordon is on the management committee of OrbiMed Advisors and OrbiMed Capital and may be deemed to have voting and investment power with respect to the shares held by OPI VI and BIOG. Dr. Gordon disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein.

(12)	Consists of 8,712 shares subject to options held by Dr. Kunkel, all of which shares are vested and exercisable within 60 days of March 31, 2021.

(13)

Consists of (a) 49,800 shares held of record by Dr. Scheller and (b) 12,006 shares subject to options held by Dr. Scheller, all of which shares are vested and exercisable within 60 days of March 31, 2021.

(14)

Consists of (a) 16,625 shares subject to options held by Mr. Svennilson, all of which shares are vested and exercisable within 60 days of March 31, 2021, and (b) the shares described in footnote (1) above. Mr. Svennilson is a member of our board of directors and a Managing Partner of Column II GP-LP and may be deemed to have voting and investment power with respect to the shares held by Column II. Mr. Svennilson disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein.

(15)

Consists of (a) 7,457,155, shares beneficially owned by our current executive officers and directors as of March 31, 2021 and (b) 1,618,696 shares subject to options exercisable within 60 days of March 31, 2021, 1,203,413 of which shares are vested within 60 days of March 31, 2021.

RELATED PARTY TRANSACTIONS

We describe below transactions and series of similar transactions, since the beginning of our last fiscal year, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•

any of our directors, nominees for director, executive officers or beneficial holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities (each, a related person), had or will have a direct or indirect material interest.

Investors’ Rights Agreement

We are party to an investors’ rights agreement, as amended, with certain holders of our capital stock, including entities affiliated with The Column Group II, LP, Topspin Fund, LP, OrbiMed Private Investments VI, LP and EcoR1 Capital, LLC. Under our investors’ rights agreement, certain holders of our capital stock have the right to demand that we file a registration statement or request that their shares of our capital stock be covered by a registration statement that we are otherwise filing.

Indemnification Agreements

We have entered into separate indemnification agreements with each of our directors and executive officers, in addition to the indemnification provided for in our amended and restated certificate of incorporation and bylaws. The indemnification agreements and our amended restated certificate of incorporation and bylaws require us to indemnify our directors, executive officers and certain controlling persons to the fullest extent permitted by Delaware law.

Related Party Transaction Policy

Our audit committee will have the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. The charter of our audit committee provides that our audit committee shall review and approve in advance any related party transaction.

In February 2020, our board of directors adopted a formal written policy providing that we are not permitted to enter into any transaction that exceeds $120,000 and in which any related person has a direct or indirect material interest without the consent of our audit committee, subject to limited exceptions. In approving or rejecting any such transaction, our audit committee is to consider the relevant facts and circumstances available and deemed relevant to our audit committee, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

OTHER MATTERS

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that during our fiscal year ended December 31, 2020, all Section 16(a) filing requirements were satisfied on a timely basis.

Fiscal Year 2020 Annual Report and SEC Filings

Our financial statements for our fiscal year ended December 31, 2020 are included in our Annual Report on Form 10-K filed with the SEC on March 23, 2021 (File No. 001-39269). This proxy statement and our Annual Report are posted in the SEC Filings section of our Investor Relations webpage at https://investors.oricpharma.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to ORIC Pharmaceuticals, Inc., Attention: Investor Relations, 240 E. Grand Ave, 2nd Floor, South San Francisco, California 94080.

Company Website

We maintain a website at https://oricpharma.com. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.

* * *

The board of directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.

It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS

South San Francisco, California

April 26, 2021

P.O. BOX 8016, CARY, NC 27512-9903

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:

INTERNET
Go To: www.proxypush.com/ORIC • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote
PHONE Call 1-866-895-6921 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions
MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided

ORIC Pharmaceuticals, Inc.

Annual Meeting of Stockholders

For Stockholders as of record on April 19, 2021

TIME:	Wednesday, June 16, 2021 08:00 AM, Pacific Time

PLACE:	Annual Meeting to be held via the Internet

Please visit www.proxydocs.com/ORIC for more details

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Jacob M. Chacko, M.D., the Company’s President and Chief Executive Officer, Dominic Piscitelli, the Company’s Chief Financial Officer, and Christian V. Kuhlen, M.D., J.D., the Company’s General Counsel, (as “Named Proxies”), and each or any of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of ORIC Pharmaceuticals, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

                PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

ORIC Pharmaceuticals, Inc.

Annual Meeting of Stockholders

Please make your marks like this:	Use dark black pencil or pen only

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

  FOR ON PROPOSALS 1 AND 2

	PROPOSAL		YOUR VOTE		BOARD OF DIRECTORS RECOMMENDS

1.	Election of Directors
		FOR	WITHHOLD
	1.01 Richard Heyman, Ph.D.	☐	☐		FOR

	1.02 Lori Kunkel, M.D.	☐	☐		FOR

		FOR	AGAINST	ABSTAIN
2.	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021	☐	☐	☐	FOR

3.	Transact other business that may properly come before the Annual Meeting

You must register to attend the meeting online and/or participate at www.proxydocs.com/ORIC

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date